Exhibit 99.2

BEI Investor Day Presentation — Part 2

To Fort Smith Corporate Office Employees Friday, February 11, 2005

IMPORTANT INFORMATION

Beverly Enterprises, Inc. (“BEI”) plans to file a proxy statement with the Securities and Exchange Commission relating to BEI’s solicitation of proxies from the stockholders of BEI with respect to its 2005 annual meeting of stockholders. BEI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. BEI’s proxy statement, any amendments or supplements to the proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of BEI’s proxy statement and any amendments and supplements to the proxy statement, when they become available, and other relevant documents by writing to Beverly Enterprises at One Thousand Beverly Way, Fort Smith, Arkansas 72919, Attn: Investor Relations or at www.beverlycorp.com under the tab “Investor Information” and then under the heading “SEC Filings”.

INFORMATION REGARDING PARTICIPANTS

BEI, its directors, executive officers and certain of BEI’s other officers may be deemed to be participants in the solicitation of proxies (the “Solicitation”) for BEI’s 2005 annual meeting of stockholders.

Information regarding the directors, executive officers and certain other officers of BEI and their interests in the Solicitation is contained in a Current Report on Form 8-K filed by BEI with the Securities and Exchange Commission on February 9, 2005. Other officers of BEI who may be deemed to be participants in the solicitation of proxies in connection with the annual meeting have not been determined as of the date of this filing.

BEI has engaged Innisfree M&A Incorporated to assist it in soliciting proxies from its stockholders. BEI has agreed to pay customary compensation to Innisfree M&A Incorporated for such services and to indemnify Innisfree M&A Incorporated and certain related persons against certain liabilities relating to or arising out of the engagement. BEI has engaged Lehman Brothers as its financial advisor. BEI has agreed to pay customary compensation to Lehman Brothers for its services as financial advisor to BEI and to indemnify Lehman Brothers and certain related persons against certain liabilities relating to or arising out of the engagement. Certain representatives of Lehman Brothers may solicit proxies for the 2005 annual meeting, although no additional compensation will be paid in connection with any such solicitation.

FORWARD LOOKING STATEMENTS

The statements in this document relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI’s filings with the Securities and Exchange Commission. In addition, our results of operations, financial condition and cash flows also may be adversely impacted by the unsolicited indication of interest in an acquisition of BEI by Appaloosa Management, LP, Franklin Mutual Advisors, LLC, Formation Capital, LLC and Northbrook NBV, LLC, and related actions taken by this group, including the nomination of candidates for election to BEI’s board of directors. These actions may impact our ability to attract and retain customers, management and employees and may result in the incurrence of significant advisory fees, litigation costs and other expenses. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

Bill Floyd

Good Morning. Welcome to Part 2 of our Investor Day presentations.

We talked on Wednesday about our strategy for growth in the skilled nursing facility business.

Today, you’re going to hear from Cindy Susienka, Martha Schram and Chris Roussos about the strategies we have put in place to ensure continued profitable growth in our eldercare service businesses.

Again, I need to remind you the special disclosure rules I covered on Wednesday also apply to our meeting today. Today’s presentations also are filed with the SEC.

As one of the introductory slides notes, the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding forward-looking statements apply to our discussion today.

Forward-looking statements involve known and unknown risks and uncertainties — that may cause actual results to differ materially from forecasts. These and other factors that could affect future results are addressed in materials filed with the SEC.

I also want to call your attention to the introductory slide that defines EBITDA and EBITDA margin — and discusses our use of EBITDA as one means of evaluating financial performance.

We have posted on our Web site a reconciliation to GAAP of the non-GAAP financial measures that were discussed at our Investor Day and that will be discussed today.

We will be filing a proxy statement with the SEC relating to our 2005 annual meeting of stockholders. You should read the proxy statement when it becomes available, because it will contain important information.

In addition, BEI, our directors and some of our officers may be deemed to be participants in the solicitation of proxies for our annual meeting.

Information about our directors and officers and about how to obtain the proxy statement for our annual meeting and other relevant documents is contained in a filing we made Wednesday with the SEC on Form 8-K.

OK. With that out of the way, I’d like to turn the program over to Cindy Susienka, who will give us an overview of how we are driving growth in eldercare services.

Cindy ...

Cindy Susienka

Thank you, Bill and good morning.

We’ve talked to you in the past about the important role our service businesses play in Beverly’s growth strategy — and we’ve shared some basic financial information that quantifies the success of our contract rehab and hospice operations.

But we really haven’t had the opportunity to go into much detail about these important businesses, and explain just why we think they are one of the keys to profitable growth for BEI.

So, today I’m pleased that we have this opportunity to give you a little more color, explain our formula for success, and give you the opportunity to hear directly from the individuals who run our service businesses. We’ll show you how we plan to drive profitable growth in our service businesses — and why these make Beverly an attractive investment for you.

Martha Schram, President of Aegis, and Chris Roussos, President of AseraCare, will be up here during this segment of the agenda to give you details about their operations.

But first, I’d like to spend some time talking about why Beverly is placing so much importance on our service businesses and why we believe they are one of the fundamental drivers of profitable growth.

I’ll give you an overview of our key businesses, explain why and how we got into those businesses, show you where we have taken them, and look at our projections for further profitable growth — this year and beyond.

Let’s start with some numbers to put our service businesses into perspective.

For 2004, our service businesses represented only about 16 percent of Beverly’s revenue, but we delivered nearly 30 percent of Beverly’s projected pre-tax income.

That should give you an idea of why we are so enthusiastic about this side of our business — and how the service businesses enhance the overall value of Beverly.

Aegis Therapies is a $285 million business, based on its current annual run-rate. 47 percent of that revenue, or $134 million, comes from non-Beverly facilities. So you don’t miss the point, that’s zero to $134 million in just four years. In 2005, we expect the revenue from non-Beverly customers to exceed the revenue from Beverly facilities for the first time.

This growth has all been organic — through the addition of new customers as well as same-facility growth. It also includes expanding into new locations with existing customers.

Aegis currently provides rehab therapy services to 585 outside customers in 37 states plus the District of Columbia. That’s in addition to the 351 Beverly nursing homes we serve.

Third-party EBITDA margins for Aegis are averaging in the mid teens. That compares with an industry average of 5 percent. Martha will explain how we’ve been able to maintain attractive margins. Our ability to grow at double digit rates and return consistently attractive margins is just one of the things that sets Aegis apart.

The hospice growth story is similar to Aegis, although on a somewhat smaller scale — at least for right now. Including the Hospice USA acquisition, the year-end revenue run-rate for AseraCare Hospice is $93 million.

Our average daily census — or ADC — is at a run-rate of 2,250, making us the sixth largest for-profit hospice provider based on that key metric.

AseraCare currently has 51 locations in 14 states. We have eight new startup locations currently underway and eight more planned for later in the year.

Tackling that many startups is an ambitious undertaking by any measure. But Chris Roussos will explain how we are able to manage this level of growth — and why the economics of hospice startups are so attractive.

I’d like to step back a minute now and take a look at why it made sense for BEI to expand beyond skilled nursing into service businesses in the first place.

There are several key reasons that service businesses make a lot of sense for Beverly:

First, they leverage our skilled nursing operations. We have the basic skill set necessary to succeed in rehab and hospice because these are services we already provide to the residents of our own Skilled Nursing Facilities.

Our decision to start a separate contract rehab operation was a strategic response to the new Medicare payment system that was being developed in the late 1990s. After our infrastructure and management organization were in place — and we had proven success in our own facilities — it was a logical next step to establish Aegis in 2001 to offer these services to non-Beverly nursing homes.

Our Skilled Nursing Facility operations also provide a cost-efficient entry into markets. The synergy with our skilled nursing facilities is a key theme you will hear repeated today.

A second reason for our move into service businesses is the significantly lower capital requirement. These are not bricks and mortar businesses, and — as such — do not require the capital outlay of our skilled nursing home operations. As a result, margins are higher than in our skilled nursing facilities.

A third reason is that both hospice and contract rehab are growth businesses in underserved and fragmented markets. We believe there’s a great opportunity for us.

Contract rehab is a $3 billion market growing at 5 percent per year. More to the point, there are 17,000 nursing homes out there and we currently are serving less than 1,000 of them. We view the remainder as a terrific prospective customer list.

Hospice is a $6 billion industry growing at greater than 10 percent per year. And what those numbers don’t reflect is the fact that more than half of the people who were eligible for hospice last year did not utilize the service. That means there’s incredible untapped potential for us.

I’ve outlined the reasons why Beverly has expanded into service businesses. Now, I’d like to focus on how we have been able to be so successful — and why our performance is leading the industry.

There are three success factors I’m going to focus on:

•	cost-effective scalability

•	balance

•	and quality.

Let’s address scalability first.

A key to our success — and a core competency of our service operations — is our ability to successfully manage operations and employees at multiple locations across the country.

At Aegis we have more than 5,100 therapists at 936 different locations. For AseraCare, we have more than 1,100 associates at hundreds of locations that change — literally — on a daily basis, including patient’s homes, hospitals and skilled nursing facilities.

We’re able to successfully handle this challenge by utilizing two important approaches. We use systems and technology that allow real-time tracking and communication in order to optimize labor scheduling and control costs. And we apply a consistent and uniform operational approach at all locations across all personnel.

Being able to apply a consistent business model across all of our operations means that there is no built-in inhibitor or ceiling we will bump into. We are just beginning to realize our potential.

Balance is the second reason for our success — and that comes into play in a number of ways. First, we are taking a balanced approach to growing our service businesses — with equal emphasis on same-facility revenue increases, start-ups, new contracts and acquisitions.

Another way we use balance is in the kind of business we go after. For AseraCare Hospice, that means balance in the distribution of patients across different diagnoses.

Some providers target patients with disease states that typically result in long lengths of stays, like Chronic Obstructive Pulmonary Disease. That can increase revenue in the short term, but it also puts a hospice provider who employs these techniques at risk for Medicare cap reimbursement problems.

Our growth in hospice is fueled by increased admissions — not by length of stay. Increasing revenue by increasing admissions — rather than length of stay — is a far more sound and sustainable business approach.

For Aegis, we also strike a balance in the kinds of customers we go after. We’ve experienced dramatic growth of 60 percent year-over-year for Aegis. But that growth actually could have been significantly higher if we had not been selective about who we enter into contracts with.

A customer’s ability to pay is an important factor that not everybody considers in the rush to get new business. We also have stayed focused and have not gotten caught up in pricing wars to get market share.

I’ve discussed cost-effective scalability and balance. The third success factor I want to review is quality — meaning first and foremost that we emphasize providing a superior clinical product. In a nutshell — good patient care is good business.

Quality is a critical differentiator to our Aegis clients — the nursing home operators. We know that because we’re nursing home operators, too. And we know what works in the nursing home setting from a clinical perspective — because we’ve had the opportunity to test it and prove it in our own facilities.

Our ability to address the needs of our nursing home customers is a real differentiator for Aegis.

Many other contract rehab providers are little more than staffing agencies. But it’s different with Aegis. We offer clinical programs — not just staff. That’s why we can sell rehab therapy solutions at a higher price — and generate higher margins.

Successful therapy outcomes that result from value-added clinical programs are important to our customers because it sets them apart in their markets. It enhances their business and helps attract patients into their facilities.

Customer satisfaction also results in customer retention — which has a favorable impact on sustaining our profitability. You’ll hear some specifics about this from Martha. And while other rehab providers talk quality, we can prove it.

We have implemented a Rehab Outcome Measurement system — or ROM — that quantifies the results we achieve. Martha also will give you the details on ROM in a minute.

We’re developing similar quality and satisfaction benchmarks in our hospice business.

There’s another important benefit to our strong quality orientation — it has made Aegis the employer of choice among therapists. Clinicians respond favorably to a culture that has a focus on patient care and reinforces quality. It keeps our therapists happy and reduces turnover. Anytime you can increase retention, you’re also increasing margins by reducing recruiting costs.

Superior quality also is a business driver in hospice — and for many of the same reasons. Chris will explain how AseraCare is able to generate industry-leading quality and satisfaction scores — and how that increases profitability and fuels growth.

In looking to the future, we see unlimited potential for our service businesses. We believe we’ve developed the right success formula that is a combination of cost-effective scalability, balance and quality.

I’ve focused on our contract rehab and hospice operations today because they are the most well-developed of our service businesses. They have reached critical mass, and can truly be viewed as individual companies.

But I’d also like to spend a minute talking about Home Health — which we believe holds great potential for the future. I mentioned that contract rehab is a $3 billion market and hospice is a $6 billion market. The skilled nursing component of home health is a $37 billion industry.

People want to be cared for at home. And technological advances are allowing sick people to stay home longer before they have to go to a hospital or into a Skilled Nursing Facility. Strategically, it’s what the market wants — and where we need to be.

Our home health business — which also is managed under the AseraCare banner by Chris Roussos — is still in the pilot stage. We have operations in just one market. But we are positioned to quickly shift gears into growth mode — applying the same approaches and strategies that have made rehab and hospice successful.

For 2005, we are planning expansion of our home health business into five additional markets.

In summary, I’ve given you an overview of BEI’s service businesses and the rapidly increasing role they are playing in the company’s overall success. We entered these businesses for all the right reasons — and our successful growth is validation of this fundamental BEI strategy. The key reason is the ability of our service businesses to leverage our core nursing home operations to facilitate profitable growth and market expansion.

In addition to outlining the reasons why BEI has expanded into service businesses, I also discussed how we have been able to do so successfully. The three success factors I focused on were:

•	Cost-effective scalability — meaning our ability to expand quickly and efficiently into new locations using information technology and a uniform operational approach.

•	Balance — which includes equal emphasis on same-facility revenue increases, start-ups, new contracts and acquisitions as growth vehicles.

•	And quality — which, in our service businesses, is a competitive differentiator and a growth driver.

Now — to show you how these factors are operationalized at Aegis Therapies — I’d like to introduce the President of Aegis, Martha Schram.

Martha Schram

Thank you, Cindy.

I’m pleased to be here today, because not every President of a four-year old company gets to report a dramatic success story like Aegis.

In the four years Aegis has been in existence, we’ve grown from start-up status to become the largest provider of contract rehabilitation services in the country in terms of revenue, number of customers and number of therapists. And we’re confident we can continue at a double-digit revenue growth rate for the next several years.

Our margins are significantly higher than those of other contract rehab providers. And we believe our client and staff retention rates are among the highest in the industry.

Today I’m going to give you a brief overview of our business, then I will discuss our plans for continued profitable growth.

Contract rehab is a $3 billion industry, and we’re the largest single player with approximately 10 percent of the market. It’s a highly fragmented industry, which means there’s a lot of opportunity for us out there — a lot of prospective customers.

Aegis contracts with healthcare providers for speech, physical and occupational therapy programs. We employ more than 5,100 therapists to serve our clients.

For Aegis, the vast majority of our contracts are with skilled nursing facilities. We had 585 contracts with third-party providers as of year-end 2004. We sold 155 contracts during 2004 — which is consistent with the amount of new business we have added year over year. Our revenue per contract, however, has grown 28 percent over the past year.

71 percent of our third-party business is with chain operators. In 2003, 64 percent of our business was with chain clients. A higher percentage of chain clients provides benefit both in terms of administrative efficiency and as a growth catalyst.

Because we have a balanced portfolio of more than 30 chain customers — most of which are smaller and regional chains — the impact of losing any one of them would be minimal. And — at Aegis — that just doesn’t happen very often.

Cindy mentioned the way we have leveraged Beverly nursing homes as a springboard for growth. Not only are Beverly skilled nursing facilities our core base of business, they provide an entry into the communities where Beverly’s facilities are located.

If you look at a map of Beverly nursing home locations, then layer onto that a map of our non-Beverly business, you will see a very direct geographic relationship. In fact, 70 percent of our third-party business is in or near a Beverly market. And that is by strategic choice.

Third-party clients who fall outside Beverly markets primarily are facilities of chain operators whose business we captured in a Beverly market and who later asked us to serve them in other regions. As we continue to grow, a key strategy will be to densify markets we are already in.

Aegis is the antithesis of a bricks and mortar business. We literally have no real estate — and none of the associated expenses and capital costs. Our therapists work at our clients’ locations. Our district and regional management work out of home offices.

In addition to being very cost-effective, this model facilitates the scalability that Cindy mentioned. It allows us to keep up with a high growth rate, and move into new locations quickly.

That gives you a general overview of the Aegis business. Next, I’d like to focus on our key performance metrics.

Our projected third-party revenue in 2004 is up by nearly 60 percent over the prior year — and we expect to continue significant double-digit revenue growth for the foreseeable future.

Our margins are in the mid-teens — three times higher than the competition.

A metric we’re particularly proud of is our therapist retention rate of 88 percent. I’ll talk more about the staffing initiatives we have undertaken to achieve such a high level of performance in this critical area.

We not only have satisfied employees, but satisfied customers as well. Our customer-initiated turnover is only 3 percent. That’s the real acid test of how good we are at what we do. We believe our customer-initiated turnover rate to be the lowest in the industry.

That’s a look at the Aegis business. Now, let’s turn to the strategy we have put in place to drive continued profitable growth and sustainable high margins.

There are three components:

•	The first element of our growth strategy is to densify in markets where we already have locations — to increase penetration by adding more contracts in the same geographic area. Competitive differentiation is the key to this strategy.

•	The second element of our growth strategy is to build business with existing customers — by adding incremental services and by leveraging our current chain business to increase the number of facilities we serve per customer.

•	The third element of our growth strategy is to align staffing efforts with selling efforts — ensuring that we have high quality staff in the right numbers and at the right locations to match our sales. Being the therapy employer of choice is critical to our success in this area.

Let’s examine each element of our growth strategy in more detail.

Competitive differentiation is the key to winning business and to achieving our first objective of increasing the density of our presence in markets we currently serve. Our primary competitive differentiator is our ability to deliver a superior clinical product and prove the effectiveness of what we do.

What most frequently closes the sale for Aegis is our ability to show prospective nursing home customers that we can deliver better economic value than our competitors. We do this in two ways.

First, by evaluating a customer’s patient population for appropriateness of various kinds of therapy services, we can invariably show the customer that more of their patients could benefit from the more robust and comprehensive therapy programs we provide.

In other words, we are able to increase therapy utilization at the customer’s facility and the provider is able to demonstrate the benefit to his patients — and to his referral sources — of more effective therapy programs. Additional therapy services translate into more revenue and profitability for our customers — and for us.

On average, we can show a nursing home operator that by hiring us, his therapy revenue will increase significantly in the first year and continue at a double-digit growth rate every year after that.

Second, our programs produce superior clinical outcomes. And getting rehab patients better faster has a real dollars and cents impact on a nursing home customer.

If rehab patients can improve to the point where they are able to manage more everyday activities on their own — like feeding and dressing — then less staff time is taken up assisting patients with those tasks. Better rehab outcomes reduce customer labor costs. And because the customer’s cost to deliver care to their patients is less, their profit is greater.

A lot of providers talk about positive outcomes, but we can prove the effectiveness of what we do. We use the tool Cindy referred to earlier called Rehab Outcome Measurement, or ROM for short. In a nutshell, ROM tells us — and our clients — how far we have moved the needle in each of the activities of daily living that are assessed for a particular patient.

We aggressively adopted this measurement system four years ago, and we began compiling data on patient outcomes for various therapy regimens. We now have a database of more than one million patient records. We use this information to evaluate the progress of an individual patient and quantify how effective our therapy has been.

Our data show that even small improvements on the ROM scale translate to a labor savings for the customer. That’s real value-added and a powerful sales message.

No other provider uses the ROM system the way we do. And no other provider has invested in the kind of database necessary to use ROM effectively in quantifying results. Even if a competitor started now, it would take them years to catch up.

With ROM, we’re establishing a Gold Standard that we can perform to, but that we don’t believe others can match.

The second element of our growth strategy is to build business with existing customers. We do this two ways: by adding new locations with current chain customers and by implementing new, value-added products and services with existing customers.

A prime example of this is our Freedom Through Functionality program. It’s a geriatric strength-training program that uses specially modified Nautilus equipment in conjunction with our therapy programs.

Bringing FTF into a customer’s facility enables the customer to treat more complex therapy problems that can’t be addressed using other therapy approaches. FTF also generates better therapy outcomes for older and more frail individuals. In turn, that lets us provide more therapy services to more patients, resulting in enhanced revenue opportunities for the client as well as for Aegis. We’ve estimated that by implementing FTF, an average customer is able to increase their therapy revenue by more than 25 percent per facility per year.

We currently have 110 Freedom Through Functionality programs in place.

Our third growth strategy is to align staffing efforts with selling efforts. Ensuring that we have enough high-quality, well-trained therapists to meet our customer’s needs is critical to our success. It’s also one of the keys to being able to successfully bring on new business.

Those of you who follow the contract rehab industry know what a critical issue staffing really is. Recruiting and retaining top-quality therapists is something most providers struggle with. We believe we’ve come up with the solution to this problem.

We have taken a number of important steps to get good people to want to work for Aegis. We were successful in our recruiting efforts for 2004 and exceeded our initial goal by adding 1,900 therapists. We believe that’s more therapists than anyone else in the industry hired. We expect to add 2,300 more therapists during 2005.

Our staffing strategy includes a very successful foreign recruitment program as a strategy to offset the shortage of therapists in this industry segment.

We also work to continually improve quality by investing in our staff — more than others in the industry. We provide a work environment, training programs and advancement opportunities that enable us to attract and retain top performers.

Therapists want this. We feed the need for clinicians to improve themselves.

Our training programs are comprehensive and robust. We provide more and better training for our therapists than any other contract rehab company. An Aegis therapist receives at least 40 hours of training per year, compared with an industry average of zero to 20.

Our comprehensive training is one of the key reasons why Aegis has become the therapy employer of choice and why our satisfaction and retention rates are so high.

Another way we address the staffing issue is to ensure that our people are working more efficiently and more effectively — thus reducing the need for new staff. The Aegis Information Management System Jeff mentioned gives us real-time access to data that is critical to generating revenue and maximizing profitability.

Because contract rehab is — literally — managed by the minute, paid for by the minute and reimbursed by the minute, our ability to track our operations remotely and on a real-time basis enables us to be much more effective.

With our system, we’re able to reduce labor costs and staffing needs by optimizing therapists’ time and assignments. The system allows our therapists to spend more time with their patients, and less on administrative tasks.

In fact, we believe our therapists’ patient-care time percentage is among the highest in the industry, and that’s important because one percentage point increase in average patient care time is worth $1.8 million to us in pre-tax income. The better we are at optimizing patient care, the more profitable it is for us and our customers.

That’s a look at Aegis Therapies.

I’ve given you an overview of the scope of our operations. Our annualized revenue run-rate of $285 million and our 936 customer locations make us the largest and most successful contract rehab provider in the country.

I’ve also shown you how our performance is consistently improving — and beating industry averages.

And I’ve reviewed our three growth strategies going forward.

The first strategy is to densify in markets where we already have locations by using our competitive differentiation to win new business.

The second strategy is to build incremental business with existing customers by implementing value-added programs like Freedom Through Functionality.

And the third strategy is to align our staffing efforts with our selling efforts to ensure that we have the right staff in the right place to accommodate our rapid growth.

I look forward to answering your questions in a few minutes, but now, I’d like to introduce the President of AseraCare, Chris Roussos.

Thank you.

Chris Roussos

Thank you, Martha.

Hospice has been a real success story for BEI, and we believe this business holds great potential for continued profitable growth.

I thought it would be appropriate to start my remarks today with some background about the hospice business in general. Then, I’ll give you a brief overview of AseraCare specifically. I’ll spend most of my time reviewing the strategies we have put in place to achieve our very ambitious growth objectives.

It’s a common misperception that hospice is a place where patients go — like a hospital. For us, hospice is a service — not a building. We go to where the patients are. 48 percent of our patients receive hospice care in their own homes, 45 percent in a skilled nursing facility and 7 percent in a hospital or assisted living facility.

By definition, hospice patients have a terminal illness — and death is expected in six months or less. Our role is to reduce pain and suffering and improve the quality of life for the patient. That involves not only clinical care, but psychological, emotional and spiritual support as well.

Hospice services must be ordered by a physician, and it is the physician’s responsibility to ensure that the patient meets the criteria for hospice.

Family members are an integral part of the program, and hospice service includes spiritual counseling and emotional support for the family, as well as homemaker services and social worker visits.

Medicare is the primary payor source for hospice. For us, Medicare covers 95 percent of our admissions.

Now, I’d like to give you a profile of AseraCare.

AseraCare is strategically located in markets that leverage Beverly’s Skilled Nursing Facilities and provide favorable patient demographics. Of the 51 total AseraCare Hospice locations Cindy mentioned, 36 of those are primary agency offices and 15 are what we call alternate sites. Alternate sites essentially are satellite offices that operate using the same license as a primary site and are run by the same administrator. 28 locations are AseraCare core operations and 23 locations were added in Tennessee, Mississippi and Alabama with the Hospice USA acquisition.

When you layer a map of our Beverly Skilled Nursing Facilities on top of our hospice locations, you can easily see the synergy that Bill mentioned earlier. The vast majority of our hospice locations are in or near a Beverly market in order to take advantage of the hub-and-spoke strategy we’ve been talking about today.

For the purpose of our presentation today, I’m going to break AseraCare into two components: our core business — which we have grown organically — and the business we acquired from Hospice USA. Since we only have about six months of operations for the Hospice USA locations under our belt, looking at each piece separately will allow you to make more meaningful same-store comparisons.

While that will provide you with a clearer financial picture, I want you to understand that — from an operational and financial standpoint — the integration of the Hospice USA acquisition is complete and we are now one seamless organization.

We have kept the operations management and staff and we have trained the new team on how to operate effectively using our systems and our business model. Most importantly, we have been able to maintain solid relationships with our referral sources.

As a result, admissions and average daily census have not declined, but are actually growing under the AseraCare banner. That growth, in fact, is beyond our initial projections.

Now, let’s turn to our performance metrics.

I’d like to start by taking a look at average daily census — one of the key metrics Cindy mentioned. Simply put, ADC is the average number of patients we are taking care of on a given day.

2004 average ADC for the combined operation was 1,522 — an increase of 70 percent over 2003. In December 2004, our ADC was 2,250 — which is 48 percent above average for the full year. That increase should give you a clear indication of the rapid growth we are experiencing.

Just looking at organic growth in our core locations, ADC increased 29 percent. We’re projecting a 76 percent increase for the combined operation in 2005.

Projected revenue for 2004 increased approximately 70 percent over the prior year — including the Hospice USA locations. For our core operations, projected revenue increased 32 percent. As of today, our annualized revenue run-rate is $93 million.

Our projected 2004 EBITDA increased 28 percent over the prior year for the combined hospice company. Projected EBITDA for just our core operations increased 15 percent compared with 2003.

We anticipate that the Hospice USA acquisition will be accretive to earnings by $2.4 million in 2004 and we expect it to add nearly $7 million in 2005.

Any way you look at it, the AseraCare team delivered exceptional performance and growth in 2004.

I’ve given you a look at the scope of our operations and some metrics that quantify our success to-date. Now, I’d like to review the strategies we will use to drive our profitable growth going forward.

There are two key growth initiatives for AseraCare:

•	First, to broaden our business base by adding new locations — primarily with start-ups, but also through accretive acquisitions.

•	Second, to grow our share of the markets we’re in by differentiating ourselves from the competition.

We’ve told you today that we’re in the process of bringing eight hospice start-up locations online and eight additional start-ups will be added later in the year. There’s no question that launching 16 new locations in one year is an ambitious undertaking — especially after just digesting the Hospice USA acquisition.

But we’ve got a number of things going for us that support this very ambitious growth strategy. And the economics are so attractive that it’s basically a no-brainer for us to move forward and grow organically at this kind of pace.

First, we have the experience — and we know how to do start-ups quickly and efficiently. We support the process with two dedicated start-up teams that do all the market research and select locations with the best long-term demographic profile and referral sources. Additionally, they meet with state personnel before the licensing process begins, complete the mountain of required paperwork and hire the core staff for each location.

Not only does this result in a much lower initial investment for our start-ups, but we are able to get them online and generating revenue more quickly. And when I use the term investment, I’m talking about EBITDA investment, not capital expenditure.

Our average start-up cost for a single location is $120,000 — reflecting a blended rate for starting up both primary agency locations and alternate sites, which are less expensive.

The second advantage we have that ensures the success of our start-ups is the Beverly Skilled Nursing Facility network. Beverly nursing homes are an immediate source of patients for our new locations. It’s a low-cost, low-risk way to enter a market. From there, it’s much easier to expand to serve non-Beverly patients.

Another advantage that ensures the success of our expansion strategy is our operational consistency across all of our locations — both in terms of business model and clinical programs.

Now, this may seem like “Business 101” to you, but it’s a concept that is relatively foreign in the hospice world. When you look at the competition, many hospices are very small operations — and others are just run that way from an efficiency standpoint.

At AseraCare, we ensure that each location offers the same core services with the same high level of quality. We support this consistent approach with information technology that allows us to operate with fewer district and regional managers.

A consistent product and business approach translates into increased revenue and lower costs. It also enables cost-effective scalability that has facilitated our growth and enables us to tackle a large number of start-ups.

Speaking of start-ups, let’s take a look at the economics to show you just how attractive they are. Naturally, each case is different depending on a number of factors — like market conditions, rent and salaries. My example will use averages based on our experience.

•	We lease our hospice office space, so let’s call signing the lease “Day 1” in the life of a start-up.

•	The time it takes to file for a license and get approved varies from state to state, but — on average — it takes about four months for us.

•	We reach an operating break-even level when we have achieved an average daily census of about 20 to 30.

•	That happens at about month four or five after the agency is certified — or about month eight after signing the lease.

•	We’ve earned back 100 percent of our $120,000 investment by month 15.

•	And — at the end of year two — we’ve doubled our money.

•	Projecting out five years after the start-up date, the net present value of that initial $120,000 investment is $1.2 million — a 10-fold return. Multiply that by 16 new locations this year and I think you will see why start-ups are such a powerful growth engine for us.

Acquisitions also are a key component of our growth strategy. Hospice USA is a perfect example of the kind of acquisition we will be looking for — and the process we will follow to integrate any future acquisitions into AseraCare.

I’ve been talking about our strategy to broaden our business base. I’d now like to turn to our second growth initiative, which is to get a bigger and bigger share of the markets we’re already in.

As with skilled nursing and contract rehab, we DO NOT view hospice as a commodity business. We believe there is an opportunity to differentiate ourselves from the competition and — in doing so — become the preferred provider among referral sources.

Establishing effective working relationships — and delivering a superior product — are the primary ways we cultivate our referral sources and increase our admissions. Creating differentiation in the minds of our referral sources is the key, and we do it in two ways: by providing unmatched clinical quality and by offering value-added programs and services.

Our ability to deliver consistently high clinical quality is the primary differentiator for AseraCare. Quality care results in higher satisfaction on the part of family members and referral sources. And that — in turn — leads to additional referrals.

While quality is intuitively important, it is not something that has been quantified in the hospice world — but we’re starting to do just that. We are tracking our performance against nationally recognized quality benchmarks that have been developed by The National Hospice and Palliative Care Organization — or NHPCO.

Our quality and satisfaction scores far surpass industry averages as reported by NHPCO. We’re setting the bar at a level everyone else has to match. Using the NHPCO metrics to prove that we are the top-quality provider translates directly into increased business for us.

Our value-added programs and services also serve to differentiate us from the competition. We’re calling this distinctive approach Family-Centered Hospice. By offering what other providers don’t — or can’t — and designing our programs around family needs as well as the patient, we’re selected more often by referral sources.

For example, we have a special hospice program for patients with Alzheimer’s disease. This program is far more comprehensive and robust than anything the competition offers because of the knowledge and experience we have gained from treating Alzheimer’s patients in our nursing homes. It’s another way we have leveraged the Beverly skilled nursing facility connection.

We’ve done extensive research into what families want and we learned some important things that have been the genesis for our Family-Centered programs. For example, we learned that one of the biggest complaints family members have about hospice is caregiver access.

With other hospice providers, when family members call in the evenings or on the weekends, they get an answering service. If there is an emergency, they’re told to call 911.

We’re implementing a new program that will take customer service and satisfaction to a new level in hospice. All after-hours calls to any AseraCare agency will go to our own central call center staffed by our own employees — including clinical staff, social workers and spiritual counselors. This seamless, 24-7 service is a competitive differentiator that will drive revenue and growth.

Another important factor for families is communication with other relatives about the status of their loved one. To address this need, we’re enhancing our Web site to allow the family of each patient to create their own secure Web page. They can use it to share status updates about their loved one with friends and family more efficiently.

Our competitive differentiation has created a distinctive brand identity for AseraCare. We reinforce it through national and local marketing initiatives. Because all of our hospice locations are now operating under the AseraCare name — including the former Hospice USA locations — we are able to implement a national umbrella marketing campaign that reinforces the AseraCare brand. That includes national ads, appearance at national trade shows and articles in national trade publications.

In summary, today I’ve shared with you the formula that has led to our success in hospice and the two strategies that will ensure our continued profitable growth.

Those strategies are to broaden our business base through start-ups and accretive acquisitions and to grow market share by leveraging our competitive differentiation.

Fundamentally, we are taking many of the same tactics that have enabled us to be so successful with Aegis and applying them to our hospice operations.

Our ability to leverage our hub-and-spoke relationship with Beverly Healthcare gives us a competitive advantage that most other hospice providers don’t have.

Our value-added programs and superior quality provide a strong differentiation for AseraCare and position us as the hospice provider of choice in our trade areas.

Our operational consistency provides scalability that enables us to quickly and cost-effectively expand into new markets.

And our proven start-up approach makes us confident about our ability to achieve a high return on investment.

Two years ago, BEI’s hospice business was only a tiny blip on the radar screen. Today, we are the sixth-largest for-profit provider in the country and a force to be reckoned with. No other hospice provider large or small has that kind of track record or success story.

We have a proven management team and the business processes in place to scale our business successfully.

We believe our potential to make a significant contribution to BEI’s bottom line — and to shareholder value — is unlimited.

With that, I’ll turn the program back to Bill Floyd, who will moderate the Q&A session for our service businesses.

Bill Floyd

Thanks, Chris.

I think our eldercare service businesses are a real success story. And we’re well positioned for continued growth of Aegis Therapies and AseraCare Hospice.

At this time, Cindy, Martha and Chris would be available to answer any questions you have about the presentations today. Again, I’m going to ask that you limit your questions just to the Investor day presentations because there is nothing more we can say today regarding Formation Capital and the investor group.

We have cards on the seats you can write your questions on. Just pass them to the isle and they will be collected.

(Q&A Session)

OK. At this time, if there are no more questions, the meeting is adjourned.